Exhibit 99.2

Corporate Presentation September 29, 2022

2 Disclaimer About this Presentation By attending the meeting where this presentation is made, or by reading the presentation materials, you agree to be bound by the following limitations : The information in this presentation has been prepared by representatives of YishengBio Co . , Ltd (the “Company”) for use in presentations by the Group at investor meetings for information purposes in connection with a proposed business combination (the “Transaction”) between the Company and Summit Healthcare Acquisition Corp . (“Summit”) and for no other purposes . No part of this presentation should form the basis of, or be relied on in connection with, any contract or commitment or investment decision whatsoever . No Offer or Solicitation This presentation is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential Transaction, and does not constitute an offer to sell or the solicitation of an offer to buy any securities of Summit or the Company, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction . No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933 , as amended . No Representations or Warranties No representation or warranty, express or implied, is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the information, or opinions contained herein . Neither the Company, Summit, nor any of their respective directors, officers, partners, employees, affiliates, agents, advisors or representatives shall have any responsibility or liability whatsoever (for negligence or otherwise) for any loss howsoever arising from any use of this presentation or its contents or otherwise arising in connection with this presentation . The information set out herein has not been independently verified and may be subject to updating, completion, revision and amendment and such information may change materially . This presentation is based on the economic, regulatory, market and other conditions as in effect on the date hereof. It shoul d b e understood that subsequent developments may affect the information contained in this presentation, which neither the Company, Summit, nor any of their respective directors, officers, partners, employees, affiliates, agents, adviso rs or representatives is under an obligation to update, revise or affirm. Cautionary Statement Regarding Forward - Looking Statements This presentation includes “forward - looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 . Forward - looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters . These forward - looking statements also include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, anticipated milestones with respect to the clinical and pre - clinical programs of the Company, projections of market opportunity and expectations, the estimated implied enterprise value of the combined company, the Company’s ability to scale and grow its business, the advantages and expected growth of the combined company, the combined company’s ability to source and retain talent, the cash position of the combined company following closing of the Transaction, Summit’s and the Company’s ability to consummate the proposed Transaction, and expectations related to the terms and timing of the Transaction, as applicable . These statements are based on various assumptions, whether or not identified in this presentation, and on the current expectations of Summit’s and the Company’s management and are not predictions of actual performance . These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward - looking statements . Although each of Summit and the Company believes that it has a reasonable basis for each forward - looking statement contained in this presentation, each of Summit and the Company caution you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain . In addition, there will be risks and uncertainties described in the proxy statement/prospectus on Form F - 4 relating to the proposed Transaction, which is expected to be filed by the Company with the SEC and other documents filed by the Company or Summit from time to time with the SEC . These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward - looking statements . Neither Summit nor the Company can assure you that the forward - looking statements in this presentation will prove to be accurate . These forward - looking statements are subject to a number of risks and uncertainties, including, among others, the ability to complete the mergers due to the failure to obtain approval from Summit’s shareholders or satisfy other closing conditions in the business combination agreement, the occurrence of any event that could give rise to the termination of the business combination agreement, the ability to recognize the anticipated benefits of the Mergers, the

Disclaimer 㸦 Continued 㸧 amount of redemption requests made by Summit’s public shareholders, costs related to the transaction, the impact of the global Covid - 19 pandemic, the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction, the outcome of any potential litigation, government or regulatory proceedings and other risks and uncertainties, including those to be included under the heading “Risk Factors” in the registration statement to be filed by the Company with the SEC and those included under the heading “Risk Factors” in the annual report on Form 10 - K for year ended December 31 , 2021 of Summit and in its subsequent quarterly reports on Form 10 - Q and other filings with the SEC . There may be additional risks that neither Summit nor Company presently know or that Summit and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements . In light of the significant uncertainties in these forward - looking statements, nothing in this presentation should be regarded as a representation by any person that the forward - looking statements set forth herein will be achieved or that any of the contemplated results of such forward - looking statements will be achieved . The forward - looking statements in this presentation represent the views of Summit and the Company as of the date of this presentation . Subsequent events and developments may cause those views to change . However, while Summit and the Company may update these forward - looking statements in the future, there is no current intention to do so, except to the extent required by applicable law . You should, therefore, not rely on these forward - looking statements as representing the views of Summit or the Company as of any date subsequent to the date of this presentation . Except as may be required by law, neither Summit nor the Company undertakes any duty to update these forward - looking statements . Financial Information ; Use of Projections Unless otherwise specified, the financial information and data contained in this presentation is unaudited, is based on draft statutory accounts, does not conform to Regulation S - X, and is subject to Public Company Accounting Oversight Board audit, with respect to yearly data, and subject to auditor review, with respect to quarterly data . Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in the registration statement to be filed with the SEC and the proxy statement/prospectus contained therein . You should review the Company’s audited financial statements, which will be included in the registration statement relating to the proposed Transaction . In addition, all of the Company’s historical financial information included herein is preliminary and subject to change . This presentation also contains certain financial forecasts of the Company . Neither the Company’s nor Summit’ independent auditors have studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation . These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results . In this presentation, certain of the above - mentioned projected information has been provided for purposes of providing comparisons with historical data . The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information . Projections are inherently uncertain due to a number of factors outside of the Company’s control . Accordingly, there can be no assurance that the prospective results are indicative of future performance of the combined company after the Transaction or that actual results will not differ materially from those presented in the prospective financial information . Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved . Industry and Market Data This presentation also contains information, estimates and other statistical data derived from third party sources . Such information involves a number of assumptions and limitations and due to the nature of the techniques and methodologies used in market research, and the third party sources cannot guarantee the accuracy of such information . You are cautioned not to give undue weight on such estimates . Neither Summit nor the Company has independently verified such third party information, and makes no representation, express or implied, as to the accuracy, completeness, timeliness, reliability or availability of, such third party information . Summit and the Company may have supplemented such information where necessary, taking into account publicly available information about other industry participants . Trademarks This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners, and the Company’s and Summit’s use thereof does not imply an affiliation with, or endorsement by, the owners of such trademarks, service marks, trade names and copy rights . Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, SM © or ® symbols, but Summit, the Company and their affiliates will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights . 3

4 Disclaimer 㸦 Continued 㸧 Additional Information and Where to Find It In connection with the proposed Transaction, Summit and the Company intend to cause the registration statement to be filed with the SEC which will include a proxy statements to be distributed to Summit’s shareholders in connection with Summit’s solicitation for proxies for the vote by Summit’s shareholders in connection with the proposed Transaction and other matters as described in the registration statement, as well as a prospectus relating to the Company’s securities to be issued in connection with the proposed Transaction . Summit’s shareholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection with Summit’s solicitation of proxies for its special meeting of shareholders to be held to approve, among other things, the proposed Transaction, because these documents will contain important information about Summit, the Company and the proposed Transaction . After the registration statement is filed and declared effective, Summit will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date to be established for voting on the proposed Transaction . Shareholders may also obtain a copy of the preliminary and definitive proxy statement/prospectus to be included in the registration statement, once available, as well as other documents filed with the SEC regarding the proposed Transaction and other documents filed with the SEC, without charge, at the SEC’s website located at www . sec . gov . Participants in the Solicitation Summit, the Company and their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from Summit’s shareholders in connection with the proposed Transaction . Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Summit’s shareholders in connection with the proposed Transaction will be set forth in Summit’s proxy statement/prospectus to be filed with the SEC in connection with the Transaction . You can find more information about Summit’s directors and executive officers in Summit’s final prospectus related to its initial public offering dated June 8 , 2021 . Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement/prospectus when it becomes available . Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions . You may obtain free copies of these documents from the sources indicated above .

Risk Factors The risks presented below are certain of the general risks related the business of YishengBio Co . , Ltd and its subsidiaries (“YS Group”) and its industry and the proposed transaction and are not exhaustive . The list below is qualified in its entirety by disclosure to be contained in future filings by the Company or by third parties (including Summit Healthcare Acquisition Corp . (“Summit”) with respect to the Company, with the Securities and Exchange Commission (“SEC”) . These risks speak only as to the date of this presentation, and we make no commitment to update such disclosure . The risks highlighted in future filings with the SEC may differ significantly from and will be more extensive than those presented below . The risks described below are not the only ones we face . Additional risks that we currently do not know about or that we currently believe to be immaterial may also impair our business, results of operations or financial condition . You should review the investor presentation and perform your own due diligence prior to making an investment in YS Biopharma Risks Related to YS Group’s Business and Products Risks Related to YS Group’s Marketed Product YS Group depends on its marketed product to generate substantially all of its revenue in the near term . YS Group’s previous operating history of manufacturing and commercializing vaccines may not provide an adequate basis to judge the viability of its business, the effectiveness of its management and its future profitability and prospects in respect of its marketed product . YS Group faces substantial competition . Its competitors may discover, develop or commercialize products before, or more successfully than, YS Group do, or develop therapies that are more advanced or effective than ours, which may adversely affect YS Group’s financial condition and its ability to successfully market or commercialize its marketed product and product candidates . YS Group’s product candidates, once commercialized, may compete with its existing marketed product . If the rabies vaccine industry in China does not grow as expected or declines, YS Group’s ability to expand its business and results of operations could be materially and adversely affected . The commercial success of any of YS Group’s marketed product and product candidates depends on its degree of market acceptance by end - users, CDCs, KOLs and others related to the vaccine or disease prevention industry . If YS Group’s marketed product and product candidates as well as the related manufacturing, storage, testing, delivery and other procedures do not meet the required quality standards, YS Group’s business and reputation could be harmed, and its revenue and profitability could be materially and adversely affected . YS Group’s business may be materially and adversely affected by product recalls or defects in the biopharmaceutical industry, and any other scandals and incidents that negatively affect the reputation and public perception of the vaccine industry as a whole . YS Group’s marketed product and product candidates may cause undesirable adverse events or have other properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label, or result in disputes, claims, litigations or other significant negative consequences following any regulatory approval . The recession or eradication of the infectious diseases that YS Group’s vaccines target may adversely affect its sales . Risks Related to the Development of YS Group’s Product Candidates YS Group’s success depends substantially on the success of its product candidates in preclinical or clinical trial stages . Preclinical or clinical trials involve a lengthy and expensive process with uncertain outcomes . YS Group may not be able to achieve its projected development goal of its product candidates in a timely manner or at all, which may materially and adversely affect YS Group’s business, financial condition, results of operations and prospects . Preclinical and clinical studies involve a lengthy and expensive process with an uncertain outcome . YS Group may incur additional costs or experience delays in completing preclinical or clinical studies, or ultimately be unable to complete the development and commercialization of YS Group’s product candidates . Results of earlier clinical trials may not be predictive of results of later - stage clinical trials . YS Group may not be successful in its efforts to identify or discover additional product candidates . Due to YS Group’s limited resources and access to capital, YS Group must, and have in the past decided to, prioritize the development of certain product candidates . These decisions may prove to have been wrong and may adversely affect YS Group’s business . YS Group may rely on third parties to monitor, support and/or conduct preclinical or clinical trials of its product candidates . If the preclinical and clinical trial organizations do not perform in an acceptable manner, YS Group may be unable to develop and commercialize its candidates as anticipated . Restrictions imposed by YS Group’s outstanding indebtedness and any future indebtedness may limit YS Group’s ability to operate its business and to finance its future operations or capital needs . Risks Related to Extensive Government Regulations The biopharmaceutical industry is highly regulated . The relevant regulations and policies are complex and regional and subject to changes from time to time . YS Group’s ability to obtain and maintain these regulatory approvals is uncertain . Any change in government regulation and policy may place additional burdens on YS Group’s business and have a material adverse effect on YS Group’s financial condition and results of operations . 5

Risk Factors 㸦 Continued 㸧 YS Group’s marketed product and product candidates may become subject to unfavorable pricing regulations, third - party reimbursement practices or healthcare reform initiatives, which could harm YS Group’s business . YS Group may not be able to be successfully prequalified by province - level CDCs of its target provinces or secure subsequent product orders . YS Group’s sales to CDCs subject YS Group to certain risks relating to doing business with public authorities . YS Group has been involved, and may continue to be involved, in claims, disputes, litigation, arbitration or other legal and administrative proceedings in the ordinary course of business . YS Group may not be able to manage its sales and marketing personnel effectively, and may consequently be subject to penalties pursuant to anti - corruption laws . YS Group’s reputation, business, prospects and brand may be materially and adversely affected by actions taken by them . Product liability claims or lawsuits could cause YS Group to incur substantial liabilities . YS Group may be restricted from transferring its scientific data abroad and subject to regulations on human genetic resources . YS Group and its’ CROs are subject to stringent privacy laws, information security policies and contractual obligations related to data privacy and security, and YS Group may be exposed to risks related to its management of the medical data of subjects enrolled in YS Group’s clinical trials and other personal or sensitive information . YS Group’s business operations are subject to the regulatory, economic, environmental, and competitive conditions and changes within the Southeast Asia region . If YS Group fails to comply with environmental, health and safety laws and regulations of the PRC, it could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of its business. The pharmaceutical industry in China is highly regulated and such regulations are subject to change which may affect approval and commercialization of YS Group’s marketed product and product candidates . Risks Related to Manufacturing and Commercialization YS Group currently relies on the manufacturing facilities for the marketed product and are still in the process of developing additional facilities at other sites . Any disruption of YS Group’s current and new facilities or their failure to meet GMP regulatory compliance or other regulatory requirements may have a material adverse effect on YS Group’s business, financial condition and results of operations . Real or perceived incidents of product contamination caused by YS Group’s marketed product could materially and adversely affect its reputation, results of operations and financial conditions, and subject YS Group to regulatory actions and contractual liabilities . Failure to manage the normal manufacturing capacity properly may materially and adversely affect YS Group’s revenues and profitability . If YS Group is unable to conduct effective sales and marketing, its business, financial condition, results of operations and prospects could be adversely affected . Failure to establish a complete and effective network of cold - chain logistics providers or otherwise maintain effective and comprehensive cold - chain logistics during transportation of YS Group’s vaccine products may cause great risk of damage to YS Group’s vaccine products and YS Group’s reputation and business would suffer . Counterfeits of YS Group’s products and illegal vaccines could negatively affect its sales and its reputation and expose YS Group to liability claims . Failure to maintain and predict inventory levels in line with demand for YS Group’s marketed product could cause YS Group to lose sales or face excess inventory risks and holding costs, which could have a material adverse effect on YS Group’s business, financial condition and results of operations . YS Group’s business depends on the use of raw materials, and a decrease in the supply or an increase in the cost of these raw materials could materially and adversely affect its business, financial condition and results of operations . YS Group deals with potentially harmful biological materials and other hazardous materials that may cause environmental contamination or injury to others . Risks related to YS Group’s Financial Position and Working Capital Need YS Group has incurred significant losses since its inception . YS Group might incur losses or fail to generate sufficient revenue to achieve satisfactory profitability in the future . YS Group’s financial prospects depend on the sale of its marketed product, and the successful development and approval of its clinical - stage and preclinical stage product candidates . YS Group may need to obtain substantial additional financing to fund its operations, and a failure to obtain necessary capital when needed would force YS Group to delay, limit, reduce or terminate its product development or commercialization efforts . YS Group had net cash outflow from operating activities in the two fiscal years ended March 31 , 2022 and may continue to experience such cash outflow for the foreseeable . YS Group incurred net liabilities and net current liabilities in the two fiscal years ended March 31 , 2022 , and may continue to have net liabilities and net current liabilities in the foreseeable future, which can expose YS Group to liquidity risk . YS Group may not fully recover its deferred tax assets, which may affect YS Group’s financial positions in the future . If YS Group determines its intangible assets to be impaired, YS Group’s results of operations and financial condition may be adversely affected . 6

7 Risk Factors 㸦 Continued 㸧 YS Group is subject to credit risks arising from some customers . If YS Group experiences delays in collecting or if YS Group is unable to collect trade receivables from customers, its results of operations and financial condition could be adversely affected . YS Group has incurred and may continue to incur substantial share - based payment expenses, which may have a material and adverse effect on YS Group’s results of operations and financial condition. Risks related to YS Group’s Intellectual Property The issuance, scope, validity, enforceability and commercial value of YS Group’s patent rights are highly uncertain, and there can be no assurance that any of YS Group’s technology, marketed product or product candidates will be protectable or remain protected by valid and enforceable patents . If YS Group is unable to obtain and maintain patent protection for its marketed product and product candidates, or if the scope of such patent protection obtained is not sufficiently broad, third parties may compete directly against YS Group . Obtaining and maintaining YS Group’s patent protection depend on compliance with various procedures, document submission, fee payment, and other requirements imposed by governmental patent agencies, and YS Group’s patent protection could be reduced or eliminated for noncompliance with these requirements . If YS Group does not obtain patent term extension and data exclusivity for any of its product candidates it may develop, YS Group’s business may be materially harmed . Developments in patent law could have a negative impact on YS Group’s business . If YS Group is unable to maintain the confidentiality of YS Group’s trade secrets, its business and competitive position may be harmed . YS Group may be subject to claims challenging the inventorship of its patents and ownership of other intellectual property. YS Group may be subject to claims that it or its employees, consultants or advisors have wrongfully used or disclosed alleged trade secrets of competitors or their current or former employers or are in breach of non - competition or non - solicitation agreements with competitors or other third parties . YS Group may not be able to protect and effectively enforce its intellectual property rights including patents . YS Group may not be able to protect its intellectual property rights throughout the world . YS Group may become involved in lawsuits to protect or enforce its intellectual property, which could be expensive, time - consuming and unsuccessful . YS Group’s patent rights relating to its product candidates could be found invalid or unenforceable if challenged in court or before other authorities . Intellectual property litigation and proceedings could cause YS Group to spend substantial resources and distract YS Group’s personnel from its normal responsibilities . The success of YS Group’s business may depend on licensing, collaboration and other strategic arrangements with third parties, and YS Group cannot assure you that its licensing, collaboration or other strategic efforts will succeed or that YS Group will derive any benefits from these arrangements . Intellectual property rights do not necessarily address all potential threats . Risks related to YS Group’s General Operations YS Group’s business, results of operations and financial position could be adversely affected by the ongoing COVID - 19 pandemic. YS Group has limited operating experience and management teams in the international market. YS Group’s international expansion plan may expose YS Group to risks associated with international manufacturing, sales and operations. YS Group faces certain risks related to its real properties . YS Group may be subject to fines and penalties under applicable PRC laws and regulations for failure to make adequate contributions to social insurance and housing reserve fund for its employees . YS Group may be subject to fines and penalties under applicable PRC laws and regulations for late payment of tax . Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions YS Group may pursue in the future . YS Group depends substantially on the continuing efforts of its senior executives, key research and development personnel and commercialization personnel, and YS Group’s business and prospects may be severely disrupted if YS Group loses their services . YS Group may pursue collaborations, in - licensing arrangements, joint ventures, strategic alliances, partnerships or other strategic investment or arrangements, which may fail to produce anticipated benefits and adversely affect YS Group’s business . YS Group may not be able to complete new acquisitions successfully . Even if YS Group successfully acquires companies, products or technologies, YS Group may face integration risks and costs associated with those acquisitions that could negatively impact its business, financial condition and results from operations . YS Group will likely need substantial additional funding for its new and existing product development programs and commercialization efforts, which may not be available on acceptable terms, or at all . If YS Group is unable to raise capital on acceptable terms when needed, YS Group could incur losses or be forced to delay, reduce or terminate such efforts . Any catastrophe, including outbreaks of health pandemics and other extraordinary events, could have a negative impact on YS Group’s business operations .

Risk Factors 㸦 Continued 㸧 A severe or prolonged downturn in Chinese or global economy could materially and adversely affect YS Group’s business, results of operations, financial condition and prospects . YS Group may seek orphan drug exclusivity for some of its product candidates, and YS Group may be unsuccessful . Risks Related to Doing Business in China Additional disclosure requirements to be adopted by and regulatory scrutiny from the SEC in response to risks related to companies with substantial operations in China, which could increase the compliance costs of YS Group or the YS Biopharma following the consummation of the Business Combination, subject it to additional disclosure requirements, and/or suspend or terminate its future securities offerings, making capital - raising more difficult . Recent regulatory development in China may exert more oversight and control over listing and offerings that are conducted overseas such as the Business Combination . The approval and/or other requirements of PRC governmental authorities may be required in connection with the Business Combination or YS Group’s future issuance of securities to foreign investors under PRC laws, regulations or policies . YS Biopharma’s securities may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors with presence in China, and the delisting of its securities, or the threat of their being delisted, may materially and adversely affect the value of your investment . PRC governmental authorities’ significant oversight and discretion over YS Group’s business operation could result in a material adverse change in its operations following the Business Combination and the value of YS Group’s securities and YS Biopharma’s securities following the Business Combination . Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on YS Group’s business and operations . A severe or prolonged downturn in the PRC or global economy and political tensions between the United States and China could materially and adversely affect YS Group’s business and financial condition . YS Group’s business operations are subject to various PRC laws and regulations, the interpretation and enforcement of which involve significant uncertainties as the PRC legal system is evolving rapidly . PRC regulations relating to offshore investment activities by PRC residents may subject YS Biopharma’s PRC resident shareholders, beneficial owners and PRC subsidiaries to liability or penalties, limit their ability to inject capital into its PRC subsidiaries, limit its PRC subsidiaries’ ability to increase their registered capital or distribute profits to YS Group or otherwise adversely affect us . YS Group’s PRC subsidiaries are subject to restrictions on paying dividends or making other payments to its offshore holding companies, including the YS Biopharma, which may restrict their ability to satisfy liquidity requirements . Fluctuations in exchange rates could have a material and adverse effect on the value of your investment and YS Biopharma’s results of operations . PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may restrict or delay YS Biopharma or YS Biopharma from using the offshore proceeds to make loans or additional capital contributions to its PRC subsidiaries, which could adversely affect its liquidity and ability to fund and expand its business . Foreign exchange controls may limit YS Group’s ability to effectively utilize its revenues and proceeds generated or financed outside China and adversely affect the value of your investment . The M&A Rules and certain other PRC regulations could make it more difficult for YS Group to pursue growth through acquisitions in China . Failure to comply with PRC regulations regarding the registration requirements for employee stock ownership plans or share option plans may subject the PRC plan participants or YS Biopharma to fines and other legal or administrative sanctions . Your ability to effect service of legal process, enforce judgments or bring actions against YS Biopharma, YS Biopharma, Summit Healthcare or certain of their officers and directors outside the U . S . will be limited and addition costs may be required . As an exempted company incorporated in the Cayman Islands, the YS Biopharma is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards ; these practices may afford less protection to the investors than they would enjoy if the YS Biopharma complied fully with Nasdaq corporate governance listing standards . You may face difficulties in protecting your interests, and your ability to protect your rights through U . S . courts may be limited, because the YS Biopharma is incorporated under the law of the Cayman Islands, the YS Biopharma conducts substantially all of its operations and a majority of its directors and executive officers reside outside of the United States . Inflation in China and increase in labor costs could negatively affect the profitability and growth of YS Group . YS Biopharma may be deemed to be a PRC tax resident under the EIT Law following the consummation of the Business Combination, and as a result, their global income could be subject to PRC withholding tax and enterprise income tax . YS Group and YS Biopharma’s Shareholders face uncertainties with respect to Business Combination and other indirect transfers of equity interests in PRC resident enterprises . Dividends payable to YS Biopharma’s foreign investors and gains on the sale of YS Biopharma’s securities by foreign investors may become subject to PRC tax . 8

Risk Factors 㸦 Continued 㸧 YS Biopharma faces regulatory uncertainties in China that could restrict its ability to grant share incentive awards to its employees or consultants who are PRC citizens . It may be difficult for overseas regulators to conduct investigation or collect evidence within China . If the custodians or authorized users of YS Group’s controlling non - tangible assets, including chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, its business and operations may be materially and adversely affected . Risks Related to Ownership of the YS Biopharma Ordinary Shares The price of the YS Biopharma Ordinary Shares may be volatile, and the value of the YS Biopharma Ordinary Shares may decline . A market for YS Biopharma’s securities may not develop or be sustained, which would adversely affect the liquidity and price of Summit Healthcare’s securities . Provisions in the Amended YS Biopharma Articles could discourage, delay or prevent a change of control of YS Biopharma and may affect the trading price of the YS Biopharma Ordinary Shares . The Amended YS Biopharma Articles will provide that the courts of the Cayman Islands will be the exclusive forums for certain disputes between YS Biopharma and its shareholders, which could limit YS Biopharma’s shareholders’ ability to obtain a favorable judicial forum for complaints against YS Biopharma or its directors, officers or employees . The warrant agreement relating to the YS Biopharma Warrants will provide that YS Biopharma agrees that any action, proceeding or claim against YS Biopharma arising out of or relating in any way to such agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and that it irrevocably submits to such jurisdiction, which will be the exclusive forum for any such action, proceeding or claim . This exclusive forum provision could limit the ability of holders of the YS Biopharma Warrants to obtain what they believe to be a favorable judicial forum for disputes related to such agreement . If YS Biopharma does not meet the expectations of equity research analysts, if they do not publish research or reports about YS Biopharma’s business or if they issue unfavorable commentary or downgrade the YS Biopharma Ordinary Shares, the price of the YS Biopharma Ordinary Shares could decline . YS Biopharma’s issuance of additional share capital in connection with financings, acquisitions, investments, YS Biopharma’s equity incentive plans or otherwise will dilute all other shareholders . YS Biopharma does not intend to pay dividends for the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of the YS Biopharma Ordinary Shares . YS Biopharma will be an emerging growth company and may take advantage of certain reduced reporting requirements . YS Biopharma will be a foreign private issuer within the meaning of the rules under the Exchange Act, and as such YS Biopharma will be exempt from certain provisions applicable to U . S . domestic public companies . YS Biopharma may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses . As an exempted company incorporated in the Cayman Islands, YS Biopharma is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq’s corporate governance requirements ; these practices may afford less protection to shareholders . If YS Biopharma opts to rely on such exemptions in the future, such decision might afford less protection to holders of YS Biopharma’s ordinary shares . As a result of being a public company, YS Biopharma will be obligated to develop and maintain proper and effective internal controls over financial reporting, and any failure to maintain the adequacy of these internal controls may adversely affect investor confidence in YS Biopharma and, as a result, the value of the YS Biopharma Ordinary Shares . As a result of YS Biopharma’s plans to expand operations, including to jurisdictions in which the tax laws may not be favorable, YS Biopharma’s tax rate may fluctuate, its tax obligations may become significantly more complex and subject to greater risk of examination by taxing authorities or YS Biopharma may be subject to future changes in tax law, the impacts of which could adversely affect YS Biopharma’s after - tax profitability and financial results . If YS Biopharma or any of its subsidiaries is treated as a “controlled foreign corporation” for U . S . federal income tax purposes, certain U . S . Holders may be subject to adverse U . S . federal income tax consequences . If YS Biopharma is or becomes a “passive foreign investment company” for U . S . federal income tax purposes, U . S . Holders may be subject to adverse U . S . federal income tax consequences . Risks Relating to Summit Healthcare and the Business Combination The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through a traditional initial public offering and may create risks for our unaffiliated investors . Summit’s current directors and officers and their affiliates have interests that are different from, or in addition to (and which may conflict with), the interests of its shareholders, and therefore potential conflicts of interest exist in recommending that shareholders vote in favor of approval of the Business Combination . Such conflicts of interests include that the Sponsor as well as Summit’s directors and officers are expected to lose their entire investment in Summit if the Business Combination is not completed . 9

10 Risk Factors 㸦 Continued 㸧 The exercise of Summit’s directors’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in Summit’s best interest . We may be forced to close the Business Combination even if we determine it is no longer in Summit shareholders’ best interest . The Initial Shareholders agreed to vote in favor of the Business Combination, regardless of how Summit Public Shareholders vote . Summit is dependent upon its directors and officers and their loss could adversely affect Summit’s ability to complete the Business Combination . Summit’s directors and officers will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to Summit’s affairs . This conflict of interest could have a negative impact on Summit’s ability to complete the Business Combination . Past performance by Mr . Bo Tan, Mr . Ken Poon or entities affiliated with Summit or its Sponsor, including its management team, may not be indicative of future performance of an investment in YS Biopharma . Sponsor, Summit’s directors, officers and their affiliates may elect to purchase shares or warrants from Summit Public Shareholders, which may influence a vote on the Business Combination and reduce Summit’s public “float . ” Shareholder litigation could prevent or delay the closing of the Business Combination or otherwise negatively impact business, operating results and financial condition . The COVID - 19 pandemic triggered an economic crisis which may delay or prevent the consummation of the Business Combination . Delays in completing the Business Combination may substantially reduce the expected benefits of the Business Combination . Summit may not have sufficient funds to consummate the Business Combination . If Summit is unable to complete this Business Combination, or another business combination, within the prescribed time frame, Summit would cease all operations except for the purpose of winding up and redeem all the Summit Public Shares and liquidate . If, before distributing the proceeds in the Trust Account to Summit Public Shareholders, Summit files a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against it that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of its shareholders, even for funds in the Trust Account and the per - share amount that would otherwise be received by its shareholders in connection with its liquidation may be reduced . If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, the Summit Board will not have the ability to adjourn the Extraordinary General Meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved . If third parties bring claims against Summit, the proceeds held in the Trust Account could be reduced and the per - share redemption amount received by shareholders may be less than $ 10 . 00 per share . If, after Summit distributes the proceeds in the Trust Account to Summit Public Shareholders, Summit files a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against it that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of the Summit Board may be viewed as having breached their fiduciary duties to its creditors, thereby exposing the members of its board of directors and Summit to claims of punitive damages . The Business Combination may be completed even though material adverse effects may result from the announcement of the Business Combination, industry - wide changes and other causes . Subsequent to the completion of the Business Combination, YS Biopharma may be required to subsequently take write - downs or write - offs, restructure its operations, or incur unanticipated losses, impairment or other charges or liabilities that could have a significant negative effect on its financial condition, results of operations and the price of YS Biopharma Securities, which could cause Summit shareholders to lose some or all of their investment . During the interim period, Summit is prohibited from entering into certain transactions that might otherwise be beneficial to Summit or its shareholders . The Business Combination remains subject to conditions that Summit cannot control and if such conditions are not satisfied or waived, the Business Combination may not be consummated . A shareholder who has exercised Dissent Rights and followed the dissent procedure prescribed by the Cayman Islands Companies Act may subsequently lose their Dissent Rights following the Extraordinary General Meeting, including where completion of the Merger is delayed in order to invoke the exemption under Section 239 of the Cayman Islands Companies Act, in which event such dissenting shareholder would not receive cash for their Summit Shares and instead would only be entitled to receive the merger consideration and would become a shareholder of YS Biopharma upon consummation of the Business Combination . Summit shareholders may have limited remedies if their shares suffer a reduction in value following the Business Combination, and because Summit (and also YS Biopharma, the surviving company) is incorporated under the laws of the Cayman Islands, shareholders may face difficulties in protecting their interests, and a shareholder’s ability to protect its rights through the U . S . federal courts may be limited . Summit Warrants are accounted for as liabilities and the changes in value of Summit Warrants could have a material effect on Summit’s financial results .

Risk Factors 㸦 Continued 㸧 Risks Relating to U . S . Taxation If the Merger does not qualify as a “reorganization” under section 368 (a) of the Code, then the Merger will generally be taxable to U . S . Holders . Risks Relating to Redemption of Summit Public Shares You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances . To liquidate your investment, therefore, you may be forced to redeem or sell your Summit Public Shares or Summit Public Warrants, potentially at a loss . Summit Public Shareholders who wish to redeem their Summit Public Shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption, which may make it difficult for them to exercise their redemption rights prior to the deadline . If Summit Public Shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their Summit Public Shares for a pro rata portion of the funds held in the Trust Account . Summit does not have a specified maximum redemption threshold . The absence of such a redemption threshold may make it possible for Summit to complete a business combination with which a substantial majority of its shareholders do not agree . The grant and future exercise of registration rights may adversely affect the market price of YS Biopharma Ordinary Shares upon consummation of the Business Combination . If you or a “group” of shareholders of which you are a part are deemed to hold an aggregate of more than 15 % of the Summit Public Shares issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15 % of the Summit Public Shares issued in the IPO . There is no guarantee that a shareholder’s decision whether to redeem its Summit Public Shares for a pro rata portion of the Trust Account will put the shareholder in a better future economic position . 11

Presenters Summit Healthcare YS Biopharma YS Biopharma Ken Poon President and Co - Chief Investment Officer Dr. Hui (David) Shao ， Ph.D. President & CEO Chunyuan (Brenda) Wu CFO 12

1. Transaction Structure & Overview 2. YS Biopharma Company Overview Agenda

SECTION 1 Transaction Structure & Overview

Transaction Summary

Transaction Overview

- Summit Healthcare Acquisition Corp. to merge with YS Biopharma at illustrative pre-money enterprise value of $849 million
- Concurrent with the transaction, $30mm from Forward Purchase Agreements ("FPAs") at $10.00 per share
- 100% of YS Biopharma existing shareholders roll into the combined entity
- Proceeds to be used for R&D, pipeline development, geographic expansion and other general corporate purposes

Illustrative Ownership

Assumes 0% redemption by SPAC Public Shareholders



YS Biopharma Equity Rollover
SPAC Public Shareholders
Founder Shares[1]
FPA Investors[2]
73.5%
19.7%
3.5%
3.3%

Illustrative Enterprise Value

Illustrative Enterprise Value

($ in million except per share value)

Share Price	$10.00
Shares Outstanding (mm)	83.42
Illustrative Pre-Money Equity Value	**$834**
(+) Net Debt	$15
Illustrative Pre-Money Enterprise Value	**$849**
(+) Potential Cash from the Transaction	$230
Illustrative Post-Money Enterprise Value	**$1,079**

Illustrative Sources & Uses[3]

Assumes 0% redemption by SPAC Public Shareholders

($ in million except per share value)

Sources		Uses	
Existing Target Shareholder Rollover	$849	Existing Target Enterprise Value	$849
Cash Available in SPAC Trust Account	200	Transaction Expenses	7
Forward Purchase Agreement	30	Net Cash to Balance Sheet	223
Total Sources	**$1,079**	**Total Uses**	**$1,079**

Note: Excludes the dilutive impact of 16.0mm warrants (10.0mm SPAC public warrants, 6.0mm sponsor warrants) with a strike price of $11.50 per share.
1. Includes Class B shares owned by SPAC sponsor and independent directors.
2. Only includes Class A shares to be issued under the FPA.
3. Excludes 5.75mm total Class B ordinary shares and potential new share issuance by the combined entity.

15

Source: Capital IQ as of 9/9/2022 Comparable Biopharmaceutical Companies 16 Valuation Benchmarking Analysis EV / 2023E Revenue Multiples EV / 2024E Revenue Multiples 8.6x 8.5x 8.3x 6.3x Walvax Biotechnology Wantai BioPharm CanSino Biologics Shenzhen Kangtai Biological Products Average of Comps: 7.9x 6.7x 6.9x 7.0x 5.0x Average of Comps: 6.4x Walvax Biotechnology Wantai BioPharm CanSino Biologics Shenzhen Kangtai Biological Products

Notes: 1. Summit sponsor will forfeit 1.45m shares, with additional bonus shares from combined entity new issuance. Bonus shares to be received by non - redeeming SPAC public shareholders capped at 85% redemption rate, resulting in maximum total of up to 2.7m bonus shares. 2. Exchange ratio is calculated as (total shares to SPAC public shareholder / SPAC non - redeeming public shares) 17 Bonus Share Structure for Non - Redeeming SPAC Public Shareholders and FPA Investors ▪ Non - redeeming SPAC public shareholders to receive a pro - rata portion of a up to 2.34 million bonus pool of shares at closing ▪ As redemption rate increases, cost basis to non - redeeming SPAC public shareholders and FPA investors decreases and fair value increases ▪ Bonus shares to be received by non - redeeming SPAC public shareholders capped at 85% redemptions 1 ▪ FPA investors to receive 0.39 – 1.45 million bonus shares based on the same exchange ratio 2 E conomics to Non - Redeeming SPAC Public Shareholders $ per share vs. redemption rate $6.0 $9.0 $12.0 $15.0 0% 25% 50% 75% 85% 90% 100% Illustrative Cost Basis ($) Illustrative Fair Value per Share ($) Illustrative Redemption 0.0% 25.0% 50.0% 75.0% 85.0% 90.0% 100.0% SPAC Public Non - Redeeming Shares 20.000 15.000 10.000 5.000 3.000 2.000 - (+) Bonus Shares 2.338 2.230 2.043 1.631 1.286 0.857 - Total Shares Issued to SPAC Public Shareholders 22.34 17.23 12.04 6.63 4.29 2.86 - SPAC Public Non - Redeeming Shares 20.00 15.00 10.00 5.00 3.00 2.00 - (x) Illustrative $10.0 Purchase Price $10.00 $10.00 $10.00 $10.00 $10.00 $10.00 $10.00 Cost of SPAC Public Non - Redeeming Shares ($mm) $200 $150 $100 $50 $30 $20 - (/) Total Shares to SPAC Non - Redeeming Public Shareholders 22.34 17.23 12.04 6.63 4.29 2.86 - Illustrative Cost Basis ($) $8.95 $8.71 $8.30 $7.54 $7.00 $7.00 - Illustrative Fair Value per Share ($) $11.17 $11.49 $12.04 $13.26 $14.29 $14.29 $14.29 Exchange Ratio 2 1.1169 1.1487 1.2043 1.3262 1.4286 1.4286 1.4286 $8.95 $7.00 B onus Share Mechanism $11.17 $14.29 ($ and numbers in million except per share value and exchange ratio)

18 Transaction Structure Summit SPAC Shareholders YS Biopharma Summit SPAC (Cayman) Merger Sub II (Cayman) Summit SPAC (Cayman) YS Biopharma (Cayman) Merger Sub I (Cayman) Merger Sub II (Cayman) Issue new shares and warrants Merge with and into SPAC with SPAC surviving Summit SPAC Shareholders YS Biopharma Shareholders Summit SPAC Shareholders YS Biopharma ListCo (Cayman) Merger Sub II (Cayman) YS Biopharma Shareholders ▪ Merger Sub I will merge with and into Summit Healthcare Acquisition Corp. (“Summit SPAC”), with Summit SPAC being the surviving company (the “Surviving Entity”) and becoming as a wholly - owned subsidiary of YS Biopharma Co., Ltd. (“YS Biopharma” or “Target”) ▪ At the effective time of the First Merger, SPAC shares and warrants will automatically be cancelled and cease to exist in exchange for the right to receive shares and warrants of YS Biopharma Step 1: First Merger Step 2: Second Merger R esultant Transaction ▪ The Surviving Entity will merge with and into Merger Sub II, with Merger Sub II being the surviving company (the “Surviving Company”) and remaining as a wholly - owned subsidiary of the Target

YS Biopharma Co., Ltd. *(NASDAQ Ticker: YS) Liaoning Yisheng Biopharma Co., Ltd. 100% 100% Beijing Yisheng Biotechnology Co., Ltd. 100% Yisheng US Biopharma Inc. YishengBio (Hong Kong) Holdings Limited Yisheng Biopharma (Singapore) Pte. Ltd. 100% **Hudson Biomedical Group Co., Ltd. 100% 100% * Upon the completion of the business combination and NASDAQ listing process ** Hudson Biomedical Group Co., Ltd. is the surviving entity of the de - SPAC transaction and will remain as a wholly - owned subsidiar y of YS Biopharma Co., Ltd. Corporate Structure Post Business Combination & NASDAQ Listing Summit SPAC Shareholders YS Biopharma Shareholders 19

SECTION 2 YS Biopharma Overview

Vision of YS Biopharma Infectious Disease Immuno - Therapeutics To become a global leader in Transformative Vaccines and Therapeutic Biologics Our Therapeutic Focus 21

YS BIOPHARMA

YS Biopharma at a Glance

1. Robust revenue growth of YSJA™ rabies vaccine driven by rising price and market share expansion, which was administered ~93 million doses with proven efficacy and safety

2. PIKA recombinant COVID-19 vaccine, potential to become a prophylactic and therapeutic vaccine against multiple virus variants

3. PIKA rabies vaccine, a WHO designated innovative vaccine, featuring accelerated regimen and superior efficacy, and potential to elevate the standard of care

4. Strong R&D capabilities underpinned by innovative PIKA immunomodulating technology platform

5. Established infrastructure and expertise in vaccine and biologics production, new product launch and commercialization

22

YS at a Glance – Integrated Platform from Discovery to Commercialization

Team

- Established in 2002
- **~880** Employees
  - **~180** R&D
  - **~200** General administrative
  - **~420** Manufacturing
  - **~80** In-house commercialization team
- **~120** Service providers
- **~1,440** Country-level CDCs

Portfolio

- **YSJA™（依生君安™）Rabies Vaccine**
  - Administered to **~93 million doses**
- **PIKA Rabies Vaccine**
  - Plans to enter Phase III trial in Southeast Asia in 2H2022, and more advanced clinical trial in China in 2023
- **PIKA Recombinant COVID-19 Vaccine**
  - Plans to enter Phase II & III trials in UAE, Philippines & Pakistan in 2H2022



R&D

- **4** R&D sites in Beijing, Shenyang, Maryland and Singapore with **20,000** m^2 aggregate space
- **70+** patents granted in 30 countries and **40+** in applications
- **3 Awards** for National Key Medical Innovation projects
- **Core R&D Competency** in
  - Protein structure design and optimization
  - Genetic Engineering & Recombinant technology
  - Multiple cell culture platform for GMP production
  - Protein & RNA formulation and production engineering

Manufacturing

- **12,000 m^2** GMP facility for YSJA rabies vaccine in Shenyang
  - **15MM** doses annual capacity
- **14,500 m^2** facilities in Singapore to be started in 2023
- **6,800m^2** manufacturing workshops for PIKA COVID-19 vaccine in **Shenyang** to be completed in 2022
- **12,000m^2** manufacturing workshops for PIKA rabies vaccine in **Shenyang** to be completed in 2022

23

Diverse Product Pipeline Driving Near - Term and Long - Term Growth 24

YS BIOPHARMA

Financing Milestones Backed by International Leading Healthcare Investors

2012

Series A financing (US$20MM)[(1)]

Current Shareholders

8 EIGHT ROADS

F-PRIME

OrbiMed Healthcare Fund Management

Hillhouse Capital

2021

Series B financing (US$131MM)[(2)]

Current Shareholders

OrbiMed Healthcare Fund Management

OCEANPINE

Adjuvant Capital

EPIPHRON

AIHC

2022

Long-term Debt (US$40MM)

Royalty Based

R-Bridge Fund

2012 | **2021** | **April 2022**

Notes:
1. Series A investors include Asia Ventures II L.P., F-Primer Capital Partners Healthcare Fund III LP, HH SUM XXXVI Holding Limited, OrbiMed New Horizons Master Fund, LP., OrbiMed, Haitong XuYu International Limited, Epiphron Capital (Hong Kong) Limited; 3W Global Investment Limited and 3W Global Fund
2. Series B investors include OrbiMed New Horizons Master Fund, LP., Epiphron Capital (Hong Kong) Limited, 3W Global Investment Limited and 3W Global Fund, Oceanpine Investment Fund II LP, AIHC Master Fund, MSA Growth Fund II, L.P., Superstring Capital Master Fund LP, Wudaokou Capital Limited, Gennex China Growth Fund, Adjuvant Global Health Technology Fund DE, L.P. and Adjuvant Global Health Technology Fund L.P.

25

YS BIOPHARMA

Innovative PIKA Immunomodulating Technology Platform

Strong intellectual property position with 70+ patents granted by 30+ countries

Signaling Pathway of PIKA



MDA5
TLR3
RIG-I
Dendritic cell
Natural killer cell
Cytotoxic T cell

PIKA Inducing anti-viral/anti-tumor effects through TLR3, RIG-I and MDA5 signaling pathway

Description

- PIKA molecule is a class of well-defined double strand RNA (dsRNA) molecules synthesized with the Company's proprietary technology
- Agonist of TLR3, RIG-I, and MDA5 receptor signaling pathway
- TLR3 is expressed primarily endosomal and in multiple cell and tissue types, including epithelial cells, muscle cells, certain neoplasms and antigen presenting cells; RIG-I and MDA5 are ubiquitously expressed

Function

- **Inducing the activation of both innate and adaptive immune systems**
- **Activating dendritic cells** and **upregulating the costimulatory and activation markers** of dendritic cells such as CD86 and CD40
  - Endosomal dsRNA can be recognized by TLR3
  - Cytosolic dsRNA can be sensed by the RIG-I-like receptor (RLR) family including RIG-I and MDA 5
  - **Inducing prompt production of interferon, cytokines, chemokines and costimulatory factors**

FDA approved TLR adjuvanted vaccines

The anti-viral & anti-tumor effects of interferon were well established and led to the U.S. FDA approval of several interferon-based products

Cervarix	SHINGRIX (ZOSTER VACCINE RECOMBINANT, ADJUVANTED)	HEPLISAV-B Hepatitis B Vaccine (Recombinant), Adjuvanted
HPV vaccine **(TLR4 Adjuvant)**	Zoster vaccine **(TLR4 Adjuvant)**	HBV vaccine **(TLR9 Adjuvant)**

Notes: TLR3:Toll-like receptor-3; RIG-I: retinoic acid inducible gene-I; MDA5: melanoma differentiation-associated protein 5

26

Leading Vaccine Platform with 20 Years of Tracking Record Fully integrated innovative biopharma platform spanning drug discovery, clinical development, manufacturing and commercialization 27 PIKA Recombinant COVID - 19 Vaccine PIKA YS - ON - 00 1 (Immuno - oncology Therapy) YSJA TM Rabies Vaccine PIKA YS - HBV - 001 (HBV Prophylactic Vaccine) PIKA Influenza Vaccine PIKA YS - HBV - 002 (HBV Therapeutic Vaccine) PIKA YS - ON - 002 (Immuno - oncology Therapy) PIKA Rabies Vaccine PIKA Related Product Commercial Product Discovery Clinical Development Manufacturing Commercialization

YS BIOPHARMA

Seasoned Management Team with Global Vision & Local Execution Expertise

Management



- **30+** years of experience in discovery, research and commercialization of immunological biologics and vaccines
- Leader of several China National Key New Medical Innovation projects
- Inventor of the first alumna-free rabies vaccine and human rabies immunoglobulin in China
- Project leader of national scientific project "SARS Immunoglobulin"

Mr. Yi Zhang
Founder and Chairman



- **25+** years of experience in the U.S. biotech / pharmaceutical industries and on Wall Street
- Former CFO of Yisheng Biopharma
- Senior Biotechnology Analyst at Kamunting Street Capital Management, NYC
- Healthcare Analyst at Mehta Partners, NYC
- Principal Scientist at Roche Pharmaceuticals, USA

Dr. Hui Shao
President & CEO



- **30+** years of experience in medical & clinical research in both private and national government sectors
- Global clinical and regulatory experience in vaccine and pharmaceutical products
- Accomplished clinical development track record at Novartis, GSK and Takeda

Zenaida Mojares
CMO



- 15+ years of financial auditing, corporate financial management experience in healthcare and consumer product industries
- Jilin Milk Ground Group, Former Financial Controller
- Former Senior Auditor at Ernst & Young, FCCA, CGA holder

Chunyuan Wu
CFO



- 10+ years of experience in the discovery and research of vaccine and vaccine adjuvants
- Managing the preclinical and regulatory functions of a series of vaccine projects, including PIKA rabies vaccine, COVID-19 vaccine and HBV vaccine candidates

Yuan Liu
Head of Vaccine Research



- 15+ years of experience in sales & marketing functions of pharmaceutical and vaccine industry
- GlaxoSmithKline, Former Vaccine Business Manager
- Pfizer, Former Medical Information Specialist
- GlaxoSmithKline, Former Pharmaceutical Representative

Gang Li
Head of Marketing and Sales

Scientific Advisory Board



- Founder and Former Chairman of Chinese Society of Virology
- Distinguished Awardee of Y2017 China's National Preeminent Science and Technology Award

Yunde Hou
Scientific Advisory Board Member



- 60 years of experience in research and development of vaccines
- Academy of Engineering Chief Vaccine Expert of the National Institutes for Food and Drug Control

Yongxin Yu
Scientific Advisory Board Member



- CEO of Tavotek Biotherapeutics
- American College of Physicians, Fellow
- Johnson & Johnson, Former Vice President, leading the development of Ibrutinib
- Eli Lilly & Company, Former Head of Oncology and Critical Care Products

Mann Fung
Scientific Advisory Board Member



- Senior technical officer at PATH
- Reviewer and inspector at CBER of US FDA
- Distinguished the technical leadership in biologics GMP regulation, review and inspection in USA and China

Guang Gao, Ph.D.
Scientific Advisory Board Member

28

YS BIOPHARMA

Distinguished Board of Directors with Global Vision & Industry Leaderships

Board of Directors



- **30+** years of experience in discovery, research and commercialization of immunological biologics and vaccines
- Leader of several China National Key New Medical Innovation projects
- Inventor of the first alumna-free rabies vaccine and human rabies immunoglobulin in China
- Project leader of national scientific project "SARS Immunoglobulin"

Mr. Yi Zhang
Founder and Chairman



- **25+** years of experience in the U.S. biotech / pharmaceutical industries and on Wall Street
- Former CFO of Yisheng Biopharma
- Senior Biotechnology Analyst at Kamunting Street Capital Management, NYC
- Healthcare Analyst at Mehta Partners, NYC
- Principal Scientist at Roche Pharmaceuticals, USA

Dr. Hui Shao
President & CEO



- Accountancy Professor at Shanghai Jiaotong University, University of Houston, Arizona State and National Taiwan University
- Extensive experience in public accounting practice and risk management
- Deloitte, Ernst & Young Asia Pacific Life Sciences, and Grant Thornton

Stanley Yi Chang Ph.D.
Independent Director



- Founder of Mehta Partners LLC on Wall Street
- Over 40 years of advisory experience in biopharmaceutical investment and strategies
- Pharm D., USC; MBA, UCLA

Viren Mehta, PharmD, MBA
Independent Director



- Former CEO & Chairman of Janssen Pharmaceutical, Jonson & Johnson
- Vice President, Johnson & Johnson, USA
- Ph.D., Cambridge; MBA, Carnegie Mellon

Ajit Shetty, Ph.D., MBA
Independent Director



- Extensive experience within the pharmaceutical and financial industries from long term success at 3SBio and various MNCs, leading multiple transformative transactions
- Previously worked at Eli Lilly and Merck
- A private equity investor and healthcare research analyst at Lehman Brothers Asia and Macquarie Securities Asia

Mr. Bo Tan
Independent Director



- 20 years of experience in investment banking focusing on the global healthcare sector, has acquired an in-depth understanding of both the U.S. and Asian healthcare markets.
- Chief financial officer of InnoCare Pharma Limited, a company listed on the Stock Exchange (9969.HK) since June 2019.
- Executive Director of UBS & Bank of America Merryll Lynch, Healthcare Research

Mr. Shaojing Tong
Independent Director

29

Global and China Vaccine Market Driven by Product Launches and Market Expansion Source: Expert interview, NICPBP, F&S Report Billion USD Key drivers for global vaccine market: the launch of innovative vaccines and sales expansion in emerging markets including Ch ina Key drivers in the future: expansion of sales of new vaccines Global Vaccine Market Size, 2017 - 2030E China’s Vaccine Market Production Value, 2017 - 2030E Top 10 Vaccines Ranked by Lot Release in China, 2021 Billion RMB 27.7 31.8 37.2 38.9 46.0 52.9 62.4 72.4 83.1 93.9 104.1 113.5 122.2 131.0 2017 2018 2019 2020 2021 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 31.2 46.5 53.5 74.4 92.6 110.5 140.3 172.4 202.8 235.5 263.9 289.8 314.0 338.6 2017 2018 2019 2020 2021 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E Rank Vaccine Number of Lot Release 1 Rabies Vaccine 983 2 Hepatitis B Vaccine 565 3 Meningitis Vaccine 563 4 Flu Vaccine (Included HIB) 553 5 Varicella vaccine 471 6 Polio Vaccine 339 7 MMR vaccine 281 8 HPV Vaccine 254 9 Japanese Encephalitis Vaccine 224 10 DPT Vaccine 203 30

31 Billion RMB Million Tremendous demand vs. insufficient supply Pet dog and stray dog population in China has grown rapidly and is likely to continue growing Penetration rate of human rabies vaccine in China is still low More stringent standards Historically several suppliers unable to upgrade product lines and technologies Source: Expert interview, NICPBP, F&S Report Median Bidding Price of Rabies Vaccine Per Dose in China, 2017 - 2030E Number of New Bites and Penetration of Rabies Vaccine in China C h ina Human Rabies Vaccine Market – Robust & Sustainable Demand and Expansion 4.5 3.7 3.8 6.0 9.4 12.2 15.3 18.7 22.1 25.3 28.1 30.3 31.9 33.3 2017 2018 2019 2020 2021 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 49.1 52.3 55.2 40.6% 65.7% 75.5% 2021 2025E 2030E New bites by dogs and other rabies-carrying animals Penetration rate of rabies vaccine 53.0 53.0 57.0 70.0 87.0 2017 2018 2019 2020 2021 China’s Rabies Vaccine Market Production Value, 2017 - 2030E

32 1 st aluminum - free lyophilized rabies vaccine launched in China YSJA TM rabies vaccine has been administered over 93 million doses with proven efficacy & safety record Marketed Rabies Vaccine Offers Significant Revenue & Commercialization Potential 257 503 FY2021 FY2022 （ Million RMB ） Revenue of YSJA Rabies Vaccine 㸦 FY2021 – 2022 㸧

Financial Overview – Achieved Revenue Growth & Profitability Improvement 33 P&L Year ended March 31, RMB’000 2021 2022 Revenue 257,016 502,950 Cost of Sales (59,657) (117,066) Gross Profit 197,359 385,884 Selling and distribution expenses (73,485) (186,000) Administrative expenses (155,335) (107,621) Research and development expenses (94,387) (211,222) Other income/(expenses) (18,834) 20,609 Finance costs (29,690) (2,717) Loss before tax (174,372) (101,067) Income tax credit/ (expense) (17,454) (4,937) Net l oss for the year (191,826) (106,004) 257 503 (192) (106) -200 0 200 400 Revenue Growth and Profitability Revenue Net Loss FY2021 FY2022 RMB ( mm )

Financial Overview – Achieved Revenues Increase & Profitability Improvement Breakdown of Expenses Fiscal Year ended March 31, 2021 Selling and distribution expenses 21% Administrative expenses 44% Research and development expenses 27% Finance costs 8% Selling and distribution expenses 37% Administrative expenses 21% Research and development expenses 42% Finance costs 2% Fiscal Year ended March 31, 2022 34

Our Future Strategies to Drive Business Growth and Value Creation 35 Maximize commercial potential for YSJA TM rabies vaccine in existing and emerging markets Accelerate the development and commercialization of advanced pipeline products Continue to Advance PIKA and other technology platform and broaden commercialization potential Enhance R &D to strengthen competitive advantages in product and technology innovation Pursue integrated global growth strategy through international collaborations and partnerships 1 2 3 4 5

Upcoming Milestones & Developments Over the Next 24 Months 36 • PIKA recombinant COVID - 19 vaccine （ injectable ） expect to enter phase II & III trials in the UAE, Philippines & Pakistan 2H2022 • PIKA Rabies Vaccine expect to enter phase III clinical trials in certain South and Southeast Asian countries including Singapore, Philippines & Pakistan 2H2022 • PIKA Rabies Vaccine expect to enter more advanced clinical studies in China 2023 • PIKA recombinant COVID - 19 vaccine (inhaled)/ (therapeutic) expect IND submission 2023 • PIKA YS - ON - 001 (cancer) expect to complete Phase I trial in China 2023 • PIKA YS - HBV - 001 expect to enter phase II trials studies 2023 • PIKA YS - HBV - 002 expect I ND submission 2023 • PIKA YS - ON 002 expect IND submission 2023 Upcoming milestones will further drive valuation • PIKA Influenza vaccine expect IND submission 2023

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